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                                                                   EXHIBIT 23(A)

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to reference to our firm under the caption "Experts" in Pre-Effective Amendment No. 2 and Post-Effective Amendment No. 3 to the Registration Statement (Form S-3) and related Prospectus of CoreStates Financial Corp and CoreStates Capital Corp for the registration of $1,000,000,000 of various classes of securities and to the incorporation by reference therein of our report dated February 1, 1994, except for the second paragraph of Note 2, as to which the date is March 16, 1994 and the third paragraph of Note 2, as to which the date is June 27, 1994, with respect to the consolidated financial statements of CoreStates Financial Corp for the year ended December 31, 1993 (restated to include Constellation Bancorp which was acquired on March 16, 1994 and Independence Bancorp, Inc. which was acquired on June 27, 1994), included in CoreStates Financial Corp's Form 8-K dated September 13, 1994, filed with the Securities and Exchange Commission.

                                          /s/ Ernst & Young LLP

Philadelphia, Pennsylvania

September 13, 1994